As filed with the Securities and Exchange Commission on July 2, 2020

Registration No. 333-130273

Registration No. 333-151754

Registration No. 333-198041

Registration No. 333-211713

Registration No. 333-231292

Registration No. 333-183220

Registration No. 333-28859

Registration No. 333-79811

Registration No. 333-81315

Registration No. 333-41970

Registration No. 333-64402

Registration No. 333-135359

Registration No. 333-148635

Registration No. 333-165877

Registration No. 333-174717

Registration No. 333-174719

Registration No. 333-184943

Registration No. 333-198040

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-130273

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151754

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-198041

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211713

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231292

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183220

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-28859

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-81315

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-41970

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135359

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-148635

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165877

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-174717

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-174719

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-184943

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-198040

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-79811

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-64402

UNDER

THE SECURITIES ACT OF 1933

IBERIABANK Corporation

(First Horizon National Corporation, as successor by merger to IBERIABANK Corporation)

(Exact name of registrant as specified in its charter)

Louisiana	72-1280718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Congress Street

Lafayette, Louisiana 70501

(337) 512-4003

(Address, including Zip Code, of Principal Executive Offices)

IBERIABANK Corporation 2005 Stock Incentive Plan

IBERIABANK Corporation 2008 Stock Incentive Plan

IBERIABANK Corporation Amended & Restated 2010 Stock Incentive Plan

IBERIABANK Corporation 2016 Stock Incentive Plan

IBERIABANK Corporation 2019 Stock Incentive Plan

Florida Gulf Bancorp, Inc. Officers’ and Employees’ Stock Option Plan

IBERIABANK Corporation Retirement Savings Plan (formerly the ISB Financial Corporation Profit Sharing Plan and Trust)

IBERIABANK Corporation 2001 Incentive Compensation Plan

IBERIABANK Corporation Deferred Compensation Plan

OMNI BANCSHARES, Inc. Amended and Restated Performance and Equity Incentive Plan

IBERIABANK Corporation 2010 Stock Incentive Plan

IBERIABANK Corporation Supplemental Stock Option Plan

ISB Financial Corporation 1999 Stock Option Plan

ISB Financial Corporation 1996 Stock Option Plan

(Full title of the plan)

Robert B. Worley

Executive Vice President, General Counsel and Secretary

IBERIABANK Corporation

601 Poydras Street

Suite 2075

New Orleans, Louisiana 70130

(504) 310-7320

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Lee A. Meyerson, Esq.

Matthew B. Rogers, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards  ☐

EXPLANATORY STATEMENT – DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the Registration Statements”), filed by IBERIABANK Corporation (formerly known as ISB Financial Corporation), a Louisiana corporation (the “Company”), and are being filed to withdraw and remove from registration the securities of the Company that had been registered but not issued under such Registration Statements:

•

Registration Statement on Form S-8 (No. 333-130273), filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 12, 2005, pertaining to the registration of 562,500 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation 2005 Stock Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-151754), filed with the SEC on June 18, 2008, pertaining to the registration of 300,000 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation 2008 Stock Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-198041), filed with the SEC on August 11, 2014, pertaining to the registration of 750,000 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation Amended & Restated 2010 Stock Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-211713), filed with the SEC on May 31, 2016, pertaining to the registration of 2,072,000 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation 2019 Stock Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-231292), filed with the SEC on May 8, 2019, pertaining to the registration of 3,472,414 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation 2008 Stock Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-183220), filed with the SEC on August 10, 2012, pertaining to the registration of 32,863 shares of common stock, $1.00 par value per share, reserved for issuance under the Florida Gulf Bancorp, Inc. Officers’ and Employees’ Stock Option Plan;

•

Registration Statement on Form S-8 (No. 333-198040), filed with the SEC on August 11, 2014, pertaining to the registration of 150,000 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation Retirement Savings Plan (formerly the ISB Financial Corporation Profit Sharing Plan and Trust);

•

Registration Statement on Form S-8 (No. 333-184943), filed with the SEC on November 14, 2012, pertaining to the registration of deferred compensation obligations of the Company pursuant to the IBERIABANK Corporation Deferred Compensation Plan;

•

Registration Statement on Form S-8 (No. 333-174719), filed with the SEC on June 3, 2011, pertaining to the registration of 41,979 shares of common stock, $1.00 par value per share, reserved for issuance under the OMNI BANCSHARES, Inc. Amended and Restated Performance and Equity Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-174717), filed with the SEC on June 3, 2011, pertaining to the registration of 900,000 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation Amended & Restated 2010 Stock Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-165877), filed with the SEC on April 2, 2010, pertaining to the registration of 500,000 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation 2010 Stock Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-148635), filed with the SEC on January 14, 2008, pertaining to the registration of deferred compensation obligations of the Company pursuant to the IBERIABANK Corporation Deferred Compensation Plan;

•

Registration Statement on Form S-8 (No. 333-135359), filed with the SEC on June 27, 2006, pertaining to the registration of 450,000 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation Retirement Savings Plan (formerly the ISB Financial Corporation Profit Sharing Plan and Trust);

•

Registration Statement on Form S-8 (No. 333-64402), filed with the SEC on July 2, 2001, pertaining to the registration of 500,000 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation 2001 Incentive Compensation Plan, as amended by Amendment No.  1, filed with the SEC on February 27, 2004, pertaining to the registration of additional 600,000 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation 2001 Incentive Compensation Plan;

•

Registration Statement on Form S-8 (No. 333-41970), filed with the SEC on July 21, 2000, pertaining to the registration of 24,999 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation Supplemental Stock Option Plan;

•

Registration Statement on Form S-8 (No. 333-81315), filed with the SEC on June 22, 1999, pertaining to the registration of 300,000 shares of common stock, $1.00 par value per share, reserved for issuance under the ISB Financial Corporation 1999 Stock Option Plan;

•

Registration Statement on Form S-8 (No. 333-79811), filed with the SEC on June 2, 1999, pertaining to the registration of 100,000 shares of common stock, $1.00 par value per share, reserved for issuance under the ISB Financial Corporation Profit Sharing Plan and Trust, as amended by Post-Effective Amendment No. 1, filed with the SEC on May 22, 2006, pertaining to the registration of additional 450,000 shares of common stock, $1.00 par value per share, reserved for issuance under the IBERIABANK Corporation Retirement Savings Plan (formerly the ISB Financial Corporation Profit Sharing Plan and Trust);

•

Registration Statement on Form S-8 (No. 333-28859), filed with the SEC on June 10, 1997, pertaining to the registration of 738,067 shares of common stock, $1.00 par value per share, reserved for issuance under the ISB Financial Corporation 1996 Stock Option Plan; and

•

Registration Statement on Form S-8 (No. 333-93210), filed with the SEC on June 7, 1995, pertaining to the registration of 50,000 shares of common stock, $1.00 par value per share, reserved for issuance under the ISB Financial Corporation Profit Sharing Plan and Trust.(P)

On July 1, 2020, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 3, 2019, by and between the Company and First Horizon National Corporation, a Tennessee corporation (“First Horizon”), the Company merged with and into First Horizon, with First Horizon as the surviving corporation (the “Merger”).

As a result of the Merger, any and all offerings of securities registered pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offering, First Horizon, as successor to the Company, hereby removes from registration all securities registered under the Registration Statements but unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has authorized these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 2nd day of July, 2020.

FIRST HORIZON NATIONAL CORPORATION (as successor by merger to IBERIABANK Corporation)

By:	/s/ William C. Losch III
Name:	William C. Losch III
Title:	Executive Vice President and Chief Financial Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.